Exhibit 5.1

JAFFE & FALK, LLC
2337 West 76th Street
Hialeah, FL 33016
Telephone (305) 364-1300
Telecopier (305) 825-0961
Email lej@jaffefalkllc.com

September 23, 2008

Dialysis Corporation of America
1302 Concourse Drive, Suite 204
Linthicum, Maryland 20190

RE:	Registration Statement – Form S-8

Gentlemen:

We have acted as counsel for Dialysis Corporation of America, a Florida corporation (the “Company”) in connection with the preparation and filing by the Company of the registration statement on Form S-8 (the “Registration Statement”) relating to the registration of (i) 596,654 shares of common stock, $.01 par value (the “Common Stock”) of the Company that currently remain available for issuance for future option grants and stock awards under the 1999 Stock Incentive Plan of the Company (the “DCA Incentive Plan”); and (ii) 125,000 shares of Common Stock of the Company issuable upon exercise of the Company’s outstanding options (the “Shares”) granted by the Company under the DCA Incentive Plan; 15,000 options exercisable at $4.02 through June 6, 2009, and 110,000 options exercisable at $12.18 vesting in increments of 25% each over a period of four years, 50,000 options expiring April 15, 2012 and 60,000 options expiring February 28, 2013.

In rendering this opinion, we have examined such corporate records, other documents, and questions of law as we have deemed relevant and necessary as a basis for this opinion.  The documents reviewed include, among others, the Registration Statement, the articles of incorporation of the Company, its by-laws, as amended, minutes of the meetings of the board of directors and the shareholders of the Company, and the DCA Incentive Plan.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

The opinion set forth herein is limited to the laws of the State of Florida, and we express no opinion as to the laws of any jurisdiction, except with respect to the federal securities laws typically applicable to transactions of the type contemplated by the Registration Statement.  We assume no obligation to supplement this opinion if any applicable laws change after the date hereof, or if we become aware of any facts that may change the opinions expressed herein after the date hereof.

The opinion expressed in this letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission (the “SEC”) solely with regard to the Registration Statement, only in connection with the offer and sale of the Common Stock and the Shares while the Registration Statement is in effect, and may be relied upon by you and the SEC only in connection with the Registration Statement.  This opinion may not be furnished or quoted or relied upon by any other person for any purpose without our prior written consent.  Please note that we are providing our opinion only as to the matters presently set forth herein, and no other opinion should be inferred beyond the matters expressly stated in this letter.

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On the basis of the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

●
the Common Stock currently remaining available for issuance for future option grants and stock awards under the DCA Incentive Plan and any additional shares of Common Stock that might become available pursuant to cancellation or termination of outstanding options and/or non-vested stock awards have been duly and validly authorized; and

●	the Shares issuable upon the exercise of the options have been duly and validly authorized.

The Shares issuable upon the exercise of the options and the Common Stock issuable by the Company upon future grants of options and stock awards, when issued, delivered and paid for in the manner set forth in the Registration Statement, will be fully paid and non-assessable, and the Common Stock and the Shares conform to the description as contained in the Registration Statement.

We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

Very truly yours,

JAFFE & FALK, LLC

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